Exhibit 4.5

                           TEGIC COMMUNICATIONS, INC.
                         1998 DIRECTOR STOCK OPTION PLAN


                  TEGIC COMMUNICATIONS, INC., a Washington corporation (the "Company"), hereby establishes and sets forth the terms of the Tegic Communications, Inc. 1998 Director Stock Option Plan (the "Plan") effective as of April 2, 1998 (the "Effective Date").

1. Definitions. Capitalized terms used in the Plan have the meanings given those terms in the attached Appendix A or in the section of the Plan referenced therein.

2. Purpose of Plan. The purpose of the Plan is to assist the Company in attracting and retaining outside directors of the highest caliber to serve on the Board. The Plan seeks to achieve this purpose by providing for automatic grants of Options to certain outside directors on each Annual Meeting Date and at certain other times.

3. Administration of the Plan. The Board shall have full power and authority, subject only to the provisions of the Plan (a) to administer or supervise the administration of the Plan; (b) to interpret the provisions of the Plan and the agreements evidencing Options; (c) to correct any defect, supply any information and reconcile any inconsistency in such manner and to such extent as it determines to be necessary or advisable to carry out the purpose of the Plan; and (d) to take such other actions in connection with the Plan as it determines to be necessary or advisable. The Board is authorized to adopt, amend and rescind such rules, regulations and procedures not inconsistent with the provisions of the Plan as it determines to be necessary or advisable for the proper administration of the Plan, and each Option shall be subject to all such rules, regulations and procedures (whether the Option was granted before or after adoption thereof). Each action and determination made or taken by the Board, including but not limited to any interpretation of the Plan and the agreements evidencing Options, shall be final, conclusive and binding for all purposes and upon all persons. The Board shall have all powers necessary or appropriate to accomplish its duties under the Plan.

4. Shares Available for Options. The aggregate number of shares of Common Stock reserved for issuance upon exercise of Options granted under the Plan will be two hundred fifty thousand (250,000) (subject to any adjustment required or permitted under Section 9 or Section 10), and Options may be granted under this Plan only with respect to the shares so reserved. If an Option terminates for any reason without having been exercised in full, the shares of Common Stock for which the Option has not been exercised shall again be available for purposes of the Plan.

5. Grants of Options.

5.1 Effective on the date that an individual first takes office as an Eligible Director on the Board (an "Initial Grant Date"), other than on an Annual Meeting Date, the individual will receive an Option (an "Initial Option") to acquire that number of shares of Common Stock equal to the number obtained by multiplying the number of shares of Common Stock covered by an Annual Option (as defined in Section 5.2) by a fraction, the numerator of which shall be twelve
(12) minus the number of months since the last Annual Meeting Date (rounded down to the nearest whole month assuming that a month contains exactly 30 days); and the denominator of which shall be twelve (12); provided, however, that, notwithstanding the quotient obtained pursuant to the foregoing calculation, in no event shall the number of shares of Common Stock covered by an Initial Option be less than one-twelfth (1/12) of the number of shares covered by an Annual Option; provided, further, that if there are insufficient Available Shares for the grant of the Initial Option as provided above, then the individual shall instead receive an Initial Option to acquire the remaining Available Shares.

5.2 On the Annual Meeting Date in 1998 and in each subsequent year so long as Available Shares remain under this Plan (each such date will be referred to as an "Annual Grant Date"), each individual who is an Eligible Director on an Annual Grant Date will receive an Option (an "Annual Option") to acquire ten thousand (10,000) shares of Common Stock; provided, however, that if there are insufficient Available Shares for the grant of the Annual Options as provided above, then each such Eligible Director shall instead receive an Annual Option to acquire the largest whole number of shares of Common Stock as can then be granted without exceeding the Available Shares.

5.3 Each grant of an Option shall occur automatically without further action of the Board other than, to the extent necessary, its determination of (a) the Fair Market Value on the Grant Date, and (b) any provisions that are to be included in the agreement evidencing the Option pursuant to Section 8.1.

6. Purchase Price. The price at which each share of Common Stock may be purchased upon exercise of an Option shall be the Fair Market Value of the Common Stock on the Grant Date. The purchase price shall be paid in full at the time of exercise (a) in cash, (b) by means of a transfer to the Company of shares of Common Stock that have been outstanding for at least one (1) year and that have a Fair Market Value equal to the purchase price to be paid, or (c) a combination of cash and shares of Common Stock.

7. Other Terms of Options

7.1 Each Initial Option granted to an Eligible Director will vest with respect to all of the shares covered thereby on the earlier to occur of: (a) the day immediately preceding the first Annual Meeting Date following its Grant Date, or
(b) twelve (12) months from its Grant Date; provided, however, that the Option will not vest with respect to shares for which it is scheduled to vest on a particular date as set forth above if (i) prior to the date when the Option is scheduled to vest, the Eligible Director ceases to be a director of the Company for any reason other than his or her death; or (ii) during the period from its Grant Date to such Annual Meeting Date the Eligible Director does not attend at least seventy-five percent (75%) of the combined number of meetings of the full Board and any committee(s) of the Board of which the Eligible Director is a member, or does not attend at least fifty percent (50%) of such combined number of meetings in person.

7.2 An Annual Option granted to an Eligible Director will vest with respect to all of the shares covered thereby on the earlier to occur of: (a) the day immediately preceding the first Annual Meeting Date following its Grant Date, or
(b) twelve (12) months from its Grant date; provided, however, that the Option will not vest if (i) prior to the date when the Option is scheduled to vest, the Eligible Director ceases to be a director of the Company for any reason other than his or her death; or (ii) during the period from its Grant Date to such Annual Meeting Date the Eligible Director does not attend at least seventy-five percent (75%) of the combined number of meetings of the full Board and any committee(s) of the Board of which the Eligible Director is a member, or does not attend at least fifty percent (50%) of such combined number of meetings in person.

7.3 If an Option does not vest with respect to shares for which it is scheduled to vest on a particular date, the Option shall automatically terminate as to all shares of Common Stock for which it has not yet vested. After an Option vests with respect to any shares of Common Stock, the Option may be exercised only in accordance with the exercise provisions of Section 7.6.

7.4 For purposes of Section 7.1 and Section 7.2, if the Board takes action by unanimous written consent, such consent shall be deemed to be a meeting of the Board that all directors have attended in person.

7.5 Unless it terminates earlier under other provisions of this Plan, an Option granted to an Eligible Director will terminate ten (10) years after its Grant Date or one (1) year after the date of death of the Eligible Director, whichever occurs first.

7.6 To the extent vested, each Option shall, subject to earlier termination under the Plan, be exercisable only on and after the earliest to occur of the following dates:

(a) The effective date of a registration statement filed by the Company under the Securities Act with respect to an Initial Public Offering (or such later date as may be required by the managing underwriter or underwriters as a condition to entering into an underwriting agreement with the Company for such offering);

(b) The date of any Significant Transaction, provided, however, that (i) as a result of the Significant Transaction, together with all other similar transactions that have occurred during the period of eighteen (18) months ending on the date of the Significant Transaction, there has been during that period a transfer of ownership or control of more than fifty percent (50%) of the stock, voting power, assets or business of the Company, and (ii) at least fifty percent (50%) of the aggregate consideration paid in the Significant Transaction and such other similar transactions, if any, consisted of cash or marketable securities (including securities of a class registered under the Exchange Act, whether or not restricted); or

(c)      December 31, 2000.

8. Option Agreement; Nontransferability of Options; Certificates

8.1 Each Option will be evidenced by a written agreement executed by the Company and the Eligible Director. Such agreement shall contain the terms of the Option as specified in this Plan, together with such other provisions not inconsistent with such terms as the Board deems advisable.

8.2 An Option will not be transferable by an Eligible Director other than by will or by the laws of descent and distribution, will not be involuntarily alienable by legal process or otherwise by operation of law, and will be exercisable during the Eligible Director's lifetime only by the Eligible Director. If an Eligible Director dies prior to full exercise of an Option, the Option may be exercised, to the extent it does not thereby terminate and to the extent exercisable pursuant to Section 7.6, by the person or persons to whom the rights of the Eligible Director under the Option pass by will or by applicable laws of descent and distribution. The Company may at any time, by written notice to the Eligible Director or to the then holder of an Option, release in whole or in part the restrictions under this Section 8.2.

8.3 Each certificate evidencing Common Stock issued upon exercise of an Option shall bear such legends as the Company, upon advice of legal counsel, determines to be necessary or appropriate.

9. Adjustments Upon Changes in Capitalization. If the outstanding shares of Common Stock are increased or decreased, or changed into or exchanged for a different number or kind of shares or securities of the Company through a reorganization, merger, recapitalization, reclassification, share exchange or other material alteration in the capital structure of the Company, an appropriate and proportionate adjustment shall be made to the number and/or kind of shares or securities as to which Options will thereafter automatically be granted. A corresponding adjustment shall be made to the number and/or kind of shares or securities allocated to each Option outstanding at the time of such event and to the purchase price of such shares or securities; provided, however, that such adjustment shall be made without changing the total purchase price applicable to the unexercised portion of the Option. For purposes of this
Section 9, neither (a) the issuance of additional shares of Common Stock or other securities of the Company in exchange for adequate consideration (including services) nor (b) the conversion into Common Stock of any securities of the Company now or hereafter outstanding, shall be deemed material alterations in the capital structure of the Company. If the Board determines that the nature of a material alteration in the capital structure of the Company is such that it is not feasible or advisable to make adjustments to this Plan or to the Options granted under the Plan, such event shall be subject to Section 10.

10. Other Significant Events. In the event of (a) a reorganization, merger, recapitalization, reclassification, share exchange or other similar event affecting the Company and one or more other corporations following which the Company is not a surviving corporation, (b) the acquisition by any person, partnership or corporation of more than twenty-five percent (25%) of the outstanding shares of Common Stock, (c) a sale of substantially all of the assets of the Company, (d) the dissolution or liquidation of the Company, or (e) a material change in the capital structure of the Company that is subject to this Section 10 in accordance with the last sentence of Section 9, the Board shall have the power to determine what effect, if any, such event shall have upon Options outstanding under the Plan, including but not limited to the power to cause Options to be surrendered and canceled and payments to be made to the holders in exchange therefor and to cause adjustments to be made in the number and/or kind of shares or securities with respect to which such Options may be exercised and/or in the purchase prices and other terms and conditions thereof. Upon such event, the Plan and all Options outstanding under the Plan shall terminate, except to the extent that the Board, pursuant to its authority under this Section 10, has made provision for the continuation of the Plan and outstanding Options or the substitution for outstanding Options of new options or awards covering the stock or securities of a successor entity, in which event the Plan and outstanding Options shall be subject to the terms so provided.

11. Shareholder Approval. The Plan shall be subject to approval by holders of shares of Common Stock constituting at least a majority of the shares of Common Stock represented in person or by proxy at the first Annual Meeting following the Effective Date. If such approval is not obtained, any Options granted under the Plan after the Effective Date shall be void, and no further Options shall be granted under the Plan. Failure to obtain such approval shall not affect an Initial Option granted on the Effective Date, and the Plan and such Option shall remain in full force and effect until all such Option has been exercised or has terminated.


12.  Amendment; Termination

12.1 The Board may from time to time amend the Plan in any respect whatsoever; provided, however, that no amendment may have any material adverse effect on the rights of any director or former director with respect to any Option granted prior to the amendment, unless the director consents thereto.

12.2 The Board may terminate the Plan at any time. No Options shall be granted following termination of the Plan, but the provisions of the Plan shall continue in effect until all Options terminate or are exercised in full and all rights of all persons with any interest in the Plan expire.

13. Governing Law. All determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Washington and construed accordingly.

APPENDIX A

         "Annual Grant Date" is defined in Section 5.2.

         "Annual Option" is defined in Section 5.2.

         "Annual Meeting" means an annual meeting of shareholders of the Company.

         "Annual Meeting Date" means the date of an Annual Meeting.

         "Available Shares" means the number of shares of Common Stock from time to time available under Section 4 for the grant of Options under this Plan.

         "Board" means the Board of Directors of the Company.

         "Common Stock" means the Common Stock, no par value, of the Company.

         "Company" is defined in the preamble of the Plan.

         "Effective Date" is defined in the preamble of the Plan.

         "Eligible Director" means each individual who on a Grant Date meets the following requirements:

(a) The individual is a member of the Board at the close of business on the Grant Date; and

(b) At no time during the calendar year in which the Grant Date falls or during the preceding calendar year has the individual been an employee of the Company or any of its direct or indirect subsidiaries.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Fair Market Value" for the Common Stock (or any other security) on any day means, if the Common Stock (or other security) is publicly traded, the last sales price (or, if no last sales price is reported, the average of the high bid and low asked prices) for a share of Common Stock (or unit of the other security) on that day (or, if that day is not a trading day, on the next preceding trading day), as reported by the principal exchange on which the Common Stock (or other security) is listed, or, if the Common Stock (or other security) is publicly traded but not listed on an exchange, as reported by The Nasdaq Stock Market, or, if such prices or quotations are not reported by The Nasdaq Stock Market, as reported by any other available source of prices or quotations selected by the Committee. If the Common Stock (or other security) is not publicly traded, or if the Fair Market Value is not determinable by any of the foregoing means, the Fair Market Value on any day shall be determined in good faith by the Board on the basis of such considerations as the Board deems appropriate.

         "Grant Date" means the Effective Date and any Initial Grant Date or Annual Grant Date.

         "Initial Grant Date" is defined in Section 5.1.

         "Initial Option" is defined in Section 5.1.

         "Initial Public Offering" means an underwritten public offering of Common Stock in which the total proceeds to the Company are at least $10,000,000.

         "Option" means an Annual Option or an Initial Option.

         "Plan" is defined in the preamble hereof.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Significant Transaction" means any sale or exchange of Common Stock, any sale or exchange of assets of the Company (other than in the ordinary course of business), or any merger, statutory share exchange or other similar transaction.